CONSENT

May 14, 1998

To whom it may concern:

         The undersigned, Edward Spiegel, has been nominated to become a director of OMI Corporation, a Marshall Islands Corporation (the "Company"). This is to confirm my consent for purposes of Rule 438 under the Securities Act of 1933, as amended, to being named in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.

                                                     Sincerely,


                                                     /s/ Edward Spiegel
                                                     ------------------
                                                     Edward Spiegel